EXHIBIT 99.1

Synthesis Energy Systems, Inc. Announces Commissioning Phase at First of Three Aluminum Corporation of China Industrial Syngas Gasification Plants

$23 Million Technology and Equipment Supply for Three New Clean Coal Natural Gas Replacement Projects Featuring SES Gasification Technology is First Order Secured by SES' China JV, Tianwo-SES Clean Energy Technologies Company

HOUSTON, June 8, 2015 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (Nasdaq:SYMX), a global energy and gasification technology company enabling clean, high-value energy and chemical products from multiple feedstocks, announced that the first of three previously announced industrial syngas gasification plants from its Tianwo-SES Joint Venture has entered the commissioning phase. The plant, in Zibo City, Shandong Province, China, is owned and operated by Aluminum Corporation of China Limited (NYSE:ACH) (HKEx:2600) (SSE:601600), and utilizes two SES Gasification Technology systems supplied by Tianwo-SES. These gasification systems are uniquely suited to generate clean and economical syngas from local, low-grade lignite coal which will replace the purchase of more expensive natural gas. The Shandong facility is projected to enter commercial operation this year. The two additional Aluminum Corporation of China plants, in Shanxi and Henan Provinces, are currently under construction in a phased, fast-track timeline. Once all three projects enter commercial operation, the installed base for SES Gasification Technology will expand from five to 12 gasification systems in operation in China.

Total construction order commitments of $105 million (650 million Yuan) for the three projects were announced in December 2014 between Aluminum Corporation of China, China's largest alumina and primary aluminum producer, and Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI). ICCDI is the general contractor supplying all the engineering, construction and balance of plant equipment for the three projects. The total order value for these projects to Tianwo-SES for technology and equipment supply from ICCDI, a subsidiary of Suzhou Thvow Technology Co., Ltd. (STT) (Shenzhen listing code:002564), is expected to be $23 million. Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is SES's joint venture with STT.

"Late last year, China Shandong Aluminum Industry Branch, Henan Branch and Shanxi Aluminum Co., Ltd. contracted ICCDI to build these three important projects. Through great cooperation of all the parties, the Shandong Aluminum Project is now the first to begin commissioning and is driving for fast completion. Securing these three major China Aluminum projects is taking Suzhou Thvow Technology from a high-end equipment manufacturer to now include technology, research and development, and engineering services, to provide one total high-tech package solution for clean energy. With our partner SES, our Tianwo-SES company is driving to become a world leader in clean energy technology," stated STT Chairman Chen Yu Zhong.

"The ICCDI and Tianwo-SES teams are to be commended for accomplishing this very fast project execution schedule and achieving this six-month commissioning milestone. These first orders are expected to deliver the first significant revenues to Tianwo-SES, and the speed and ease of construction demonstrates the turnkey simplicity of deploying the advanced SES Gasification Technology," said DeLome Fair, President of SES Technologies, LLC. "These plants are expected to be the model for future projects in the growing natural gas replacement market in China. Based on our analysis, we believe the estimated cost savings to Aluminum Corporation of China at the Shandong plant alone will be in the order of $50,000 per day.

"We are making good traction in China and congratulate our China JV partner, Suzhou Thvow Technology, on securing the award for these groundbreaking projects. We believe replacement gas, which enables Growth With Blue Skies, represents a significant market segment for new plants and the retrofit of large numbers of existing facilities in the region, supplying clean and economical fuel gas to numerous industries. Tianwo-SES reports seven similar projects in its growing pipeline," added Ms. Fair.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

About Tianwo-SES Clean Energy Technologies Co., Ltd.

Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is a joint venture between Synthesis Energy System's wholly owned subsidiary, SES Asia Technologies, Ltd. and Suzhou Thvow Technology Co., Ltd. (STT). The joint venture was formed in 2014 to bring clean energy technologies and turnkey SES gasification systems to China and select Asian markets, combining SES's advanced proprietary gasification technology with the market reach of one of China's leading coal-chemical equipment manufacturers. The joint venture's target markets also include Indonesia, Malaysia, Mongolia, the Philippines, and Vietnam. SES owns 35%, and STT owns 65%, of Tianwo-SES. For more information on STT, visit: http://www.thvow.com/main_en.

About Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd.

Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI) is based on the restructuring of Coking Design Institute of Shanghai Pacific Chemical Company affiliated Shanghai Huayi Group which is the largest and oldest chemical group under Shanghai municipal government. On October 15, 2010, ICCDI was transformed from a state-owned company into private one, and is 95% owned by Suzhou Thvow Tianwo Technology Co., Ltd. (Thvow). ICCDI is a Class-A design institute with class-A license in chemicals design, class-A license in engineering consulting and class-A license in Evaluation on energy saving. For more information on ICCDI, visit: http://www.iccdi.com.cn/en/.

About Aluminum Corporation of China Limited

Aluminum Corporation of China Limited (CHALCO) is China's largest alumina and primary aluminum producer and the world's second largest alumina producer. CHALCO was established as a joint stock limited company in the People's Republic of China on September 10, 2001 by way of promotion by Aluminum Corporation of China (CHINALCO), Guangxi Investment (Group) Co., Ltd. and Guizhou Provincial Materials Development and Investment Corporation. With a registered capital of RMB 11.049 billion, CHALCO owns ten branches, one research institute, and 12 subsidiaries. It was listed on the New York Stock Exchange, Inc. and the Hong Kong Stock Exchange on December 11 and 12, 2001, respectively (NYSE: ACH; Hong Kong listing code: 2600; Shanghai Stock Exchange listing code: 601600). For more information on CHALCO, visit: http://www.chalco.com.cn/zlgfen/index.htm

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
747.222.7012
PR@synthesisenergy.com